Exhibit 10.159

FORM OF
AMENDED AND RESTATED REVOLVING NOTE

$8,000,000.00	Birmingham, Alabama August 3, 2001

FOR VALUE RECEIVED, the undersigned Display Technologies, Inc., a Nevada corporation ("Display" or "Parent"); Don Bell Industries, Inc., a Florida corporation ("Don Bell"); J. M. Stewart Manufacturing, Inc., a Florida corporation ("Stewart Manufacturing"); J. M. Stewart Corporation, a Florida corporation ("Stewart Corporation"); J. M. Stewart Industries. Inc., a Florida corporation ("Stewart Industries"); Vision Trust Marketing, Inc., a Florida corporation ("VisionTrust"); and Lockwood Sign Group, Inc., a Florida corporation ("Lockwood") (hereinafter called, jointly and severally, along with AmeriVision Outdoor, Inc. the "Borrower"), promise to pay, jointly and severally, to the order of SouthTrust Bank (together with any subsequent holder of this note, hereinafter called the "Lender") the principal sum of Eight Million and 00/100 U.S. Dollars ($8,000,000.00) or the aggregate unpaid principal amount of all Advances made to Borrower by Lender pursuant to the Loan and Security Agreement among Borrower and Lender dated January 17, 2001, as amended by the Amendment to Loan and Security Agreement and Promissory Notes dated June 29, 2001, as further amended by the Second Amendment to Loan and Security Agreement and Promissory Notes dated July 13, 2001, as further amended by the Third Amendment to Loan and Security Agreement and Promissory Notes dated July 31, 2001, as further amended by the Fourth Amendment to Loan and Security Agreement of even date herewith (as amended, the "Loan Agreement"), whichever is less, at the office of Lender at 420 North 20th Street, Birmingham, Alabama, 35290, or at such other location as is specified by notice from Lender to Borrower, together with interest on the unpaid amount of said principal sum at the rate provided below, in accordance with the payment schedule set forth below.

Borrower promises to pay interest on the unpaid amount of the principal sum of this note from time to time outstanding from and including the date of this note to but not including the date payment is due at the per annum rate equal to Lender's Base Rate plus 2.75% percentage points. As used herein, Lender's Base Rate means the rate designated by Lender from time to time as its Base Rate, whether or not such rate is otherwise published. Lender's Base Rate on the date of this note is 9.0 percent, and the interest rate initially applicable under this note is_____ percent. The Base Rate is not necessarily the lowest interest rate charged by Lender. The rate of interest payable under this note will increase by a like number of percentage points or fraction of a percentage point each time the Base Rate increases and will decrease by a like number of percentage points or fraction of a percentage point each time the Base Rate decreases. The rate of interest payable under this note shall be adjusted automatically on each day the Base Rate changes to reflect any change in the Base Rate since the date of this note or the date of the last such adjustment of the interest rate hereunder.

If Borrower shall fail to pay any sum, whether principal or interest, when due (whether upon acceleration, at scheduled maturity, or otherwise), Borrower promises to pay interest on such sum, payable on demand, from and including the date payment was due to the date payment is received by Lender at a per annum rate equal to 1.0 percentage point in excess of the rate provided above for interest on the unpaid principal amount of this note prior to the date payment is due.

All interest payable under this note shall be calculated on the basis of a 360-day year by multiplying the product of the principal amount outstanding and the applicable interest rate by the actual number of days elapsed, and dividing by 360.

Borrower promises to pay accrued interest on the principal sum of this note on the 1st day of each month hereafter commencing on September 1, 2001, and at final maturity of the principal sum.

Borrower promises to pay the principal sum of this note in full on November 3, 2001.

Each payment of principal or interest under this note shall be made in U.S. Dollars and immediately available funds by 2:00 p.m. at the place of payment on the day when payment is due.

If any payment of principal or interest under this note shall be due on a Saturday, Sunday or any day on which Lender is legally closed to business, such payment shall be made on the next succeeding business day of Lender and interest shall continue to accrue on the unpaid balance of the principal sum of this note until the date payment is received by Lender.

Borrowers hereby authorize Lender to enter the date and amount of each advance made by Lender and of each repayment of principal made by Borrowers on the schedule annexed hereto (if any) or any continuation thereof, or in the records (including computer records) of Lender, at Lender's election, and the information so entered shall be deemed to be correct in the absence of manifest error.

This note amends and restates the Revolving Note dated January 17, 2001 in the maximum principal amount of $14,877,510.44 made by Borrower and is the Revolving Note issued pursuant to the Loan Agreement, to which Loan Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which Borrower may obtain additional Advances from Lender under this note and under which this note may be prepaid or its maturity date accelerated. This note is entitled to the security provided by the Loan Agreement and the Loan Documents referred to therein. Without limiting the foregoing, if Borrower fails to pay any principal or interest under this note exactly when due, time being of the essence of every promise of Borrower hereunder, or if any Default or Event of Default shall occur under the Loan Agreement or any of the Loan Documents referred to therein, then, and at any time thereafter, the entire unpaid principal amount of this note, all interest accrued but unpaid thereon, and all other sums, if any, then owed but unpaid under this note shall be due and payable immediately, at the election of Lender, without notice to Borrowers or any other person, any requirement of notice being hereby waived.

Borrower and any other party primarily or secondarily obligated on this note hereby waive demand, presentment, protest, dishonor, notice of dishonor, suit and any other requirement necessary to charge them or hold them liable hereon. No renewal, extension, amendment, or increase of this note, no release of or failure to perfect a security interest in any collateral now or hereafter securing repayment of this note, and no delay or failure on the part of Lender in enforcing this note or in exercising any right or power hereunder, under the Loan Agreement, under the Loan Documents, or under applicable law, shall operate as a waiver or affect the obligations of Borrower or any such other party hereunder; no single or partial exercise by Lender of any right or remedy hereunder, under the Loan Agreement, under the Loan Documents, or under applicable law shall preclude or estop any other or further exercise thereof or the exercise by Lender of any other right or remedy; and no release, agreement not to sue, discharge in bankruptcy or other discharge of Borrower or any other person primarily or secondarily liable on this note shall affect the liability of Borrower or any such party, other than the person specifically released or discharged.

Borrower agrees to pay all costs and expenses incurred by Lender in collecting or attempting to collect under this note following default by Borrower in the payment of any sum due hereunder, including reasonable attorneys' fees.

All capitalized terms used in this note and not otherwise defined herein shall have the meaning given to them in the Loan Agreement.

This note is being delivered in the State of Alabama and all sums payable under this note are payable in the State of Alabama. This note shall be governed, construed and enforced in accordance with the substantive laws of the United States and the State of Alabama, without regard to rules governing conflict of laws. The provisions of this note are severable, and the invalidity or unenforceability of one or more of the provisions of this note shall not affect or impair the validity or enforceability of the remaining terms hereof. Any notice required to be sent to Borrower may be sent in the manner provided for notices in the Loan Agreement.

It is the intent of Borrower and Lender that Borrower not pay and Lender not receive, directly or indirectly, interest in excess of that which may be lawfully paid by Borrower and received by Lender under the law applicable to this note. Accordingly, in no event shall the rate or amount of interest due or payable under this note exceed the maximum rate or amount of interest allowed by applicable law, and in the event any excess amount is paid by Borrower or received by Lender, the excess amount shall be credited as a payment of principal or returned to Borrower, at the election of Borrower upon written notice to Lender. The foregoing shall be Lender's sole obligation and Borrower's exclusive remedy in such an event.

[The remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, the duly authorized officer(s) of Borrower have executed this note and affixed its seal hereto on the date first above written with the intention that this note constitute an instrument under seal.

DISPLAY TECHNOLOGIES, INC.,
a Nevada corporation

By:
Name:      James C. Taylor
Its:

DON BELL INDUSTRIES, INC.,
a Florida corporation

By:
Name:      James C. Taylor
Its:

J. M. STEWART CORPORATION,
a Florida corporation

By:
Name:      James C. Taylor
Its:

 J. M. STEWART INDUSTRIES, INC.,
a Florida corporation

By:
Name:      James C. Taylor
Its:

VISION TRUST MARKETING, INC., a Florida corporation By: Name: James C. Taylor Its: LOCKWOOD SIGN GROUP, INC. a Florida corporation By: Name: James C. Taylor Its: